Exhibit 16.1
[Deloitte. logo]
Deloitte & Touche LLP
155 East Broad Street
Columbus, OH 43215-3611
USA
Tel: +1 614 221 1000
Fax: +1 614 229 4647
www.deloitte.com
August 6, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4 of Rocky Brands Inc’s Form 8-K dated August 1, 2007, and have the following comments:
1. We agree with the statements made in Item 4.01(a).
2. We have no basis on which to agree or disagree with the statements made in Item 4.01(b).
Yours truly,
/s/ Deloitte & Touche LLP
Member of
Deloitte Touche Tohmatsu